FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING ANNOUNCES FIRST QUARTER 2013 RESULTS

EL PASO, Texas - May 2, 2013 - Western Refining, Inc. (NYSE: WNR) today reported first quarter 2013 net income, excluding special items, of $98.8 million, or $0.94 per diluted share. This compares to first quarter 2012 net income, excluding special items, of $85.1 million, or $0.81 per diluted share. Including special items, the Company recorded first quarter 2013 net income of $83.7 million, or $0.81 per diluted share, as compared to a net loss of $53.5 million, or $0.60 per diluted share for the first quarter of 2012. Special items in the first quarter of 2013 were $23.8 million which primarily consisted of $22.0 million in charges associated with the extinguishment of debt. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables.
Adjusted EBITDA was $242.7 million, a first quarter record, which compares to an Adjusted EBITDA of $183.0 million for the first quarter of 2012. The quarter-on-quarter improvement in both net income and Adjusted EBITDA was due in large part to higher refining margins resulting from cost-advantaged crude oils and strong product values in the Southwest U.S.
During the quarter, Western issued $350 million of 6.25% senior unsecured notes and used the proceeds to pay off existing 11.25% senior secured notes. The Company returned approximately $83 million in cash to shareholders through a first quarter dividend and by share repurchases. Also in the quarter, the Board of Directors authorized and directed Western management to explore the formation of a traditional master limited partnership. In March, Western completed a major turnaround of the north side of the El Paso refinery.

Jeff Stevens, Western's President and Chief Executive Officer, said, “Western delivered another strong quarter as we continued to build on the momentum of our outstanding 2012 financial performance. During the first quarter, we took a number of steps that we believe will have a long-term positive impact for the Company. Our ability to refinance our long-term debt, on an unsecured basis and at a 6.25% rate, is a clear reflection of our balance sheet improvements and the positive outlook the market has for Western. The refinancing will result in approximately $15 million in annual interest expense savings and will give us even more financial flexibility."
Stevens continued, "It has been a great start to the second quarter for Western. In April, we amended and extended our revolver, resulting in lower interest expense and greater financial flexibility. Our Board declared a second quarter dividend of $0.12 per share and we continued to repurchase shares of Western common stock as we remain committed to returning cash to our shareholders. From the inception of our share repurchase program, through April 26, 2013, we have purchased approximately 8.1 million shares at an average cost of $29.56 per share. We have also begun operating the first phase of our Delaware Basin gathering system which will give us access to additional cost-advantaged shale crude oil in the Permian Basin."
Looking forward, Stevens said, "We established ambitious goals for 2013 and we are well on our way to accomplishing them. We continue to invest in high return capital projects while maintaining our commitment to return cash to shareholders."

Conference Call Information
A conference call is scheduled for Thursday, May 2, 2013, at 11:00 a.m. EDT to discuss Western's financial results. A slide presentation will be available for reference during the conference call. The call, press release, and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 30113227. The audio replay will be available two hours after the end of the call through May 9, 2013, by dialing (800) 585-8367 or (404) 537-3406, passcode: 30113227.
Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded the impact of the non-cash unrealized net gains and losses from our commodity hedging activities for the periods ending March 31, 2013 and 2012, and the loss on extinguishment of debt for the period ended March 31, 2013. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western's asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Georgia, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements covered by the safe harbor provisions of the PSLRA. The forward-looking statements contained herein include statements about our future: ability to increase our financial flexibility; return of cash to shareholders; the formation, and potential initial public offering, of a master limited partnership; future savings in annual interest expense; our access to cost advantaged shale crude oil in the Permian Basin; our investment in high return capital projects; our ability to continue to deliver value to our shareholders; and our positioning for 2013. These statements are subject to the general risks inherent in the Company's business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western's business and operations involve numerous risks and uncertainties, many of which are beyond Western's control, which could result in Western's expectations not being realized, or otherwise materially affect Western's financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
The following tables set forth our summary historical financial and operating data for the periods indicated below:

	Three Months Ended
	March 31,
	2013	2012
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$2,186,217	$2,339,212
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,797,184	2,236,502
Direct operating expenses (exclusive of depreciation and amortization) (1)	121,860	115,581
Selling, general, and administrative expenses	26,552	25,781
Gain on disposal of assets, net	—	(1,891)
Maintenance turnaround expense	43,168	450
Depreciation and amortization	24,332	22,764
Total operating costs and expenses	2,013,096	2,399,187
Operating income (loss)	173,121	(59,975)
Other income (expense):
Interest income	151	193
Interest expense and other financing costs	(17,988)	(24,122)
Amortization of loan fees	(1,604)	(1,807)
Loss on extinguishment of debt	(22,047)	—
Other, net	197	1,562
Income (loss) before income taxes	131,830	(84,149)
Provision for income taxes	(48,111)	30,645
Net income (loss)	$83,719	$(53,504)
Basic earnings (loss) per share	$0.96	$(0.60)
Diluted earnings (loss) per share	0.81	(0.60)
Cash dividends declared per common share	$0.12	$0.08
Weighted average basic shares outstanding	86,726	89,343
Weighted average dilutive shares outstanding (2)	109,097	89,343
Cash Flow Data
Net cash provided by (used in):
Operating activities	$(35,633)	$42,843
Investing activities	(261,423)	45,114
Financing activities	91,454	(37,791)
Other Data
Adjusted EBITDA (3)	$242,692	$182,983
Capital expenditures	65,625	22,238
Balance Sheet Data (at end of period)
Cash and cash equivalents	$248,365	$220,955
Restricted cash	—	153,287
Working capital	594,069	577,060
Total assets	2,694,354	2,483,594
Total debt	713,639	777,009
Shareholders’ equity	918,539	764,439

(1)
Excludes $1,009.1 million and $1,272.4 million of intercompany sales; $1,007.0 million and $1,270.8 million of intercompany cost of products sold; and $2.1 million and $1.6 million of intercompany direct operating expenses for the three months ended March 31, 2013 and 2012, respectively. Cost of products sold includes $28.8 million and $1.7 million in net realized and net non-cash unrealized losses, respectively, from hedging activities for the three months ended March 31, 2013.

(2)
Our computation of diluted earnings (loss) per share potentially includes our Convertible Senior Unsecured Notes and our restricted shares and share units. If determined to be dilutive to period earnings, these securities are included in the denominator of our diluted earnings (loss) per share calculation. For purposes of the diluted earnings (loss) per share calculation, we assumed issuance of 0.2 million restricted shares and share units and assumed issuance of 22.1 million shares related to the Convertible Senior Unsecured Notes for the three months ended March 31, 2013.

(3)
Adjusted EBITDA represents earnings before interest expense and other financing costs, amortization of loan fees, provision for income taxes, depreciation, amortization, maintenance turnaround expense, and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under United States generally accepted accounting principles ("GAAP"). Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA), and certain non-cash charges that are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA, as we calculate it, may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended
	March 31,
	2013	2012
	(In thousands)
Net income (loss)	$83,719	$(53,504)
Interest expense and other financing costs	17,988	24,122
Provision for income taxes	48,111	(30,645)
Amortization of loan fees	1,604	1,807
Depreciation and amortization	24,332	22,764
Maintenance turnaround expense	43,168	450
Loss on extinguishment of debt	22,047	—
Unrealized loss on commodity hedging transactions	1,723	217,989
Adjusted EBITDA	$242,692	$182,983

Refining Segment

	Three Months Ended
	March 31,
	2013	2012
	(In thousands, except per barrel data)
Statement of Operations Data:
Net sales (including intersegment sales)	$1,776,086	$2,143,637
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,442,152	2,093,545
Direct operating expenses (exclusive of depreciation and amortization)	81,875	75,109
Selling, general, and administrative expenses	6,754	6,510
Gain on disposal of assets, net	—	(1,382)
Maintenance turnaround expense	43,168	450
Depreciation and amortization	20,254	18,699
Total operating costs and expenses	1,594,203	2,192,931
Operating income (loss)	$181,883	$(49,294)
Key Operating Statistics
Total sales volume (bpd) (2)	160,633	186,291
Total refinery production (bpd)	120,712	142,841
Total refinery throughput (bpd) (3)	122,373	144,831
Per barrel of throughput:
Refinery gross margin (1) (4)	$30.32	$3.80
Refinery gross margin excluding hedging activities (1) (4)	$33.09	$21.48
Gross profit (1) (4)	28.48	2.38
Direct operating expenses (5)	7.43	5.70

The following tables set forth our summary refining throughput and production data for the periods and refineries presented:
All Refineries (El Paso and Gallup)

	Three Months Ended
	March 31,
	2013	2012
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	67,613	74,815
Diesel and jet fuel	45,040	59,303
Residuum	4,083	4,327
Other	3,976	4,396
Total refinery production (bpd)	120,712	142,841
Refinery throughput (bpd):
Sweet crude oil	100,123	109,402
Sour crude oil	21,368	22,543
Other feedstocks and blendstocks	882	12,886
Total refinery throughput (bpd) (3)	122,373	144,831

El Paso Refinery

	Three Months Ended
	March 31,
	2013	2012
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	51,522	58,453
Diesel and jet fuel	37,948	52,604
Residuum	4,083	4,327
Other	3,235	3,507
Total refinery production (bpd)	96,788	118,891
Refinery throughput (bpd):
Sweet crude oil	77,068	87,829
Sour crude oil	21,368	22,543
Other feedstocks and blendstocks	(490)	10,022
Total refinery throughput (bpd) (3)	97,946	120,394
Total sales volume (bpd) (2)	128,494	154,882
Per barrel of throughput:
Refinery gross margin (1) (4)	$34.57	$21.30
Direct operating expenses (5)	6.10	4.57

Gallup Refinery

	Three Months Ended
	March 31,
	2013	2012
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	16,091	16,362
Diesel and jet fuel	7,092	6,699
Other	741	889
Total refinery production (bpd)	23,924	23,950
Refinery throughput (bpd):
Sweet crude oil	23,055	21,573
Other feedstocks and blendstocks	1,372	2,864
Total refinery throughput (bpd) (3)	24,427	24,437
Total sales volume (bpd) (2)	32,139	31,346
Per barrel of throughput:
Refinery gross margin (1) (4)	$26.77	$21.54
Direct operating expenses (5)	10.07	8.56

(1)
Cost of products sold for the combined refining segment includes the net realized and net non-cash unrealized hedging activity shown in the table below. The hedging gains and losses are also included in the combined gross profit and refinery gross margin but are not included in those measures for the individual refineries.

	Three Months Ended
	March 31,
	2013	2012
	(In thousands)
Realized hedging loss, net	$(28,819)	$(14,962)
Unrealized hedging loss, net	(1,723)	(217,989)
Total hedging loss, net	$(30,542)	$(232,951)

(2)
Sales volume includes sales of refined products sourced primarily from our refinery production as well as refined products purchased from third parties. We purchase additional refined products from third parties to supplement supply to our customers. These products are similar to the products that we currently manufacture and represented 17.8% of our total consolidated sales volumes for the three months ended March 31, 2013, respectively. The majority of the purchased refined products are distributed through our wholesale refined product sales activities in the Mid-Atlantic region where we satisfy our refined product customer sales requirements through a third-party supply agreement.

(3)	Total refinery throughput includes crude oil and other feedstocks and blendstocks.

(4)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non-cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

The following table reconciles combined gross profit for all refineries to combined gross margin for all refineries for the periods presented:

	Three Months Ended
	March 31,
	2013	2012
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$1,776,086	$2,143,637
Cost of products sold (exclusive of depreciation and amortization)	1,442,152	2,093,545
Depreciation and amortization	20,254	18,699
Gross profit	313,680	31,393
Plus depreciation and amortization	20,254	18,699
Refinery gross margin	$333,934	$50,092
Refinery gross margin per refinery throughput barrel	$30.32	$3.80
Gross profit per refinery throughput barrel	$28.48	$2.38

(5)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

Wholesale Segment

	Three Months Ended
	March 31,
	2013	2012
	(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$1,133,717	$1,192,064
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,105,024	1,166,531
Direct operating expenses (exclusive of depreciation and amortization)	16,064	18,322
Selling, general, and administrative expenses	2,905	2,315
Gain on disposal of assets, net	—	(509)
Depreciation and amortization	965	954
Total operating costs and expenses	1,124,958	1,187,613
Operating income	$8,759	$4,451
Operating Data
Fuel gallons sold	355,633	367,228
Fuel gallons sold to retail	61,428	56,704
Average fuel sales price per gallon	$3.31	$3.37
Average fuel cost per gallon	3.24	3.32
Fuel margin per gallon (1)	0.08	0.06

Lubricant gallons sold	2,900	2,854
Average lubricant sales price per gallon	$11.00	$11.12
Average lubricant cost per gallon	9.91	10.02
Lubricant margin (2)	9.9%	9.9%

Realized hedging loss	$—	$(20,797)
Unrealized hedging loss	—	—

	Three Months Ended
	March 31,
	2013	2012
	(In thousands, except per gallon data)
Net Sales
Fuel sales	$1,176,037	$1,238,390
Excise taxes included in fuel sales	(83,237)	(87,243)
Lubricant sales	31,893	31,726
Other sales	9,024	9,191
Net sales	$1,133,717	$1,192,064
Cost of Products Sold
Fuel cost of products sold	$1,153,357	$1,220,695
Excise taxes included in fuel cost of products sold	(83,237)	(87,243)
Lubricant cost of products sold	28,743	28,599
Other cost of products sold	6,161	4,480
Cost of products sold	$1,105,024	$1,166,531
Fuel margin per gallon (1)	$0.08	$0.06

(1)
Wholesale fuel margin per gallon is a function of the difference between wholesale fuel sales and cost of fuel sales divided by the number of total gallons sold less gallons sold to our retail segment. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(2)
Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail Segment

	Three Months Ended
	March 31,
	2013	2012
	(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$285,553	$275,913
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	257,014	247,252
Direct operating expenses (exclusive of depreciation and amortization)	26,054	23,726
Selling, general, and administrative expenses	1,967	1,940
Depreciation and amortization	2,672	2,517
Total operating costs and expenses	287,707	275,435
Operating income (loss)	$(2,154)	$478
Operating Data
Fuel gallons sold	72,882	67,572
Average fuel sales price per gallon	$3.38	$3.49
Average fuel cost per gallon	3.24	3.33
Fuel margin per gallon (1)	0.14	0.16

Merchandise sales	$57,826	$56,539
Merchandise margin (2)	28.3%	28.4%
Operating retail outlets at period end	222	210

	Three Months Ended
	March 31,
	2013	2012
	(In thousands, except per gallon data)
Net Sales
Fuel sales	$246,098	$235,605
Excise taxes included in fuel sales	(28,623)	(26,489)
Merchandise sales	57,826	56,539
Other sales	10,252	10,258
Net sales	$285,553	$275,913
Cost of Products Sold
Fuel cost of products sold	$236,125	$225,048
Excise taxes included in fuel cost of products sold	(28,623)	(26,489)
Merchandise cost of products sold	41,457	40,484
Other cost of products sold	8,055	8,209
Cost of products sold	$257,014	$247,252
Fuel margin per gallon (1)	$0.14	$0.16

(1)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Reconciliation of Special Items
We present certain additional financial measures below and elsewhere in this press release that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended
	March 31,
	2013	2012
	(In thousands, except per share data)
Reported diluted earnings (loss) per share	$0.81	$(0.60)
Income (loss) before income taxes	$131,830	$(84,149)
Unrealized loss on commodity hedging transactions	1,723	217,989
Loss on extinguishment of debt	22,047	—
Earnings before income taxes excluding special items	155,600	133,840
Recomputed income taxes after special items	(56,778)	(48,718)
Net income excluding special items	$98,822	$85,122
Diluted earnings per share excluding special items	$0.94	$0.81